Exhibit 10.4

Contract No. MA-14034

DEPOSITORY AGREEMENT

THIS DEPOSITORY AGREEMENT (the “Depository Agreement”), dated April 25, 2006, by and between AQ BOAT, LLC, a Delaware limited liability company (the “Assuming Shipowner”), and THE UNITED STATES OF AMERICA, represented by the Secretary of Transportation, acting by and through the Maritime Administrator (the “Secretary”, and with the Assuming Shipowner, the “Parties”).

RECITALS:

WHEREAS, Great AQ Steamboat, L.L.C., successor to Great AQ Steamboat Co. (the “Original Shipowner”) entered into that certain Trust Indenture, dated August 24, 1995, as amended and supplemented (the “Original Indenture”), with The Bank of New York (the “Original Trustee”), pursuant to which it issued certain obligations in the principal amounts and at the interest rates set forth therein (the “Obligations”), to finance, in part, the construction of a paddlewheel passenger vessel, AMERICAN QUEEN, O.N. 1030765 (the “Vessel”);

WHEREAS, payment of the principal of and interest on the Obligations is guaranteed by the United States under the terms of Title XI of the Merchant Marine Act, 1936 (the “Guarantee”);

WHEREAS, as security for the due and timely payment of debt service set forth in the Obligations, the Original Shipowner executed and delivered to the Secretary, inter alia, a promissory note in the amount of the Obligations (the “Secretary’s Note”), and in order to secure the due and timely payment of the Secretary’s Note, the Original Shipowner executed and delivered to the Secretary, a First Preferred Ship Mortgage relating to the Vessel, which named the Secretary as mortgagee (the “Mortgage”), that certain Security Agreement (the “Original Shipowner Security Agreement”), that certain Title XI Reserve Fund and Financial Agreement (the “Original Shipowner Financial Agreement”) and that certain Depository Agreement (the “Original Shipowner Depository Agreement”);

WHEREAS, the Original Shipowner filed for protection under Chapter 11 of the Bankruptcy Code on October 22, 2001, and failed to make the debt service payment due and owing on February 24, 2002;

WHEREAS, an auction of certain vessels owned by the Original Shipowner, including the Vessel, was conducted with the consent of the Bankruptcy Court on May 3, 2002, and DNPS Delta Queen Steamboat Company, Inc. (“DQSC”) was the successful bidder;

WHEREAS, DQSC designated its subsidiary, American Queen Steamboat, LLC (the “Second Shipowner”), to hold all the right, title and interest in the Vessel, and the Second Shipowner agreed to assume the Original Indenture and the Obligations;

WHEREAS, in connection with the assumption of the Obligations, the Second Shipowner on May 31, 2002 executed that certain Assumption Agreement and 2002 Supplement to Trust Indenture (the “Second Shipowner Trust Indenture Assumption”), that certain 2002 Endorsement to the Secretary’s Note, that certain Assumption and 2002 Supplement to the Mortgage, that certain Security Agreement (the “Second Shipowner Security Agreement”), that certain Depository Agreement (the “Second Shipowner Depository Agreement”) and that certain Title XI Reserve Fund and Financial Agreement (the “Second Shipowner Financial Agreement,” and collectively with the foregoing agreements and related documents the “Second Shipowner Transaction Documents”);

WHEREAS, pursuant to that certain Asset Purchase Agreement dated as of April 6, 2006 (the “Asset Purchase Agreement”) by and among DQSC, the Second Shipowner, Mississippi Queen Steamboat, LLC, Delta Queen Steamboat, LLC (collectively, the “DQ Companies”) and Ambassadors Cruise Group, LLC (“ACG”), the DQ Companies agreed to sell certain assets, including the Vessel, to ACG;

WHEREAS, in connection with the Asset Purchase Agreement, the Secretary and the Second Shipowner executed that certain Termination Agreement dated as of the date hereof pursuant to which the parties agreed to terminate the Second Shipowner Transaction Documents;

WHEREAS, Ambassadors has designated its subsidiary, AQ Boat LLC (the “Assuming Shipowner”), to hold all the right, title and interest in the Vessel, and the Assuming Shipowner agreed to assume the Original Indenture and the Obligations under terms satisfactory, in form and substance, to the Secretary;

WHEREAS, on the date hereof the Assuming Shipowner has executed and delivered to the Secretary that certain Assumption Agreement and 2006 Supplement to Trustee Indenture (the “Assumption Agreement”), pursuant to which it has assumed the Obligations and the Original Indenture, that certain 2006 Endorsement to the Secretary’s Note, that certain 2006 Additional Endorsement to Promissory Note to the United States of America, that certain Assumption and 2006 Supplement to the Mortgage, Contract No. MA-14032, that certain Amended and Restated 2006 Security Agreement, Contract No. MA-14031 (the “Security Agreement”), that certain Title XI Reserve Fund and Financial Agreement, Contract No. MA-14033 (the “Financial Agreement”), and this Depository Agreement;

WHEREAS, the Assuming Shipowner is not assuming, and shall have no obligations with respect, to (i) the Original Shipowner Security Agreement or the Second Shipowner Security Agreement, (ii) the Original Shipowner Financial Agreement or the Second Shipowner Financial Agreement, and (iii) the Original Shipowner Depository Agreement or the Second Shipowner Depository Agreement, and such agreements are being replaced with the Security Agreement, the Financial Agreement and this Depository Agreement; and

WHEREAS, the Assuming Shipowner wishes to comply with its undertakings set forth in the Assumption Agreement by executing this Depository Agreement.

NOW THEREFORE, in consideration of the premises, the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

SECTION 1. Establishment of Deposit Funds. (a) Title XI Reserve Fund. When and if the Assuming Shipowner or other Person is required by the Financial Agreement or the Security Agreement to deposit monies into the Title XI Reserve Fund, the Assuming Shipowner or such other Person shall transfer those monies to the Secretary for deposit into a Deposit Fund established at the Treasury for the sole and exclusive benefit of, and in the name of, the Secretary as the Title XI Reserve Fund of the Assuming Shipowner.

(b) Monies from time to time remaining on deposit in the Title XI Reserve Fund, shall be subject to withdrawal upon receipt by the Secretary of a Request for payment (specifying the Person to be paid and the amounts of such payments) executed by the Assuming Shipowner. If the Secretary approves such Request, the Secretary shall promptly withdraw the monies from the Title XI Reserve Fund and make payment in accordance with the terms of such Request.

(c) In the event of a Default under the Security Agreement, the Secretary shall have the right to disapprove any Request for withdrawal from the Title XI Reserve Fund and the right to apply all or part of the monies in the Title XI Reserve Fund to all amounts due and owing to the Secretary under the Security Agreement. In that event, the Secretary may retain or offset any or all of the monies in the Title XI Reserve Fund, and any income realized thereon, as part of the Secretary’s recovery against the Assuming Shipowner.

SECTION 2. Contents and Investment of Accounts. (a) The parties hereto hereby agree that only cash may be deposited into the Title XI Reserve Fund as contemplated by Section 1109 of the Act. Any monies held in the Title XI Reserve Fund pursuant to any of the provisions of this Agreement (1) shall not be segregated at the Treasury, but shall be separately accounted for on the Secretary’s books and records, and (2) shall bear interest and be invested to the extent provided in paragraph (b) below.

(b) Provided the Assuming Shipowner is not in Default, the Secretary shall direct the Treasury to invest or reinvest any monies held in the Title XI Reserve Fund in Eligible Investments with such maturities as ensure that the amounts on deposit will be available as required for purposes of the Title XI Reserve Fund.

(c) Unless the Assuming Shipowner is in Default, the Secretary shall comply with an Assuming Shipowner’s Request to sell all or any designated part of such Eligible Investments. If such sale (or any payment at maturity) produces (1) a net sum less than the cost (including accrued interest paid) of the Eligible Investments so sold or paid, the Secretary shall give written notice to the Assuming Shipowner, and the Assuming Shipowner shall promptly pay the deficiency to the Secretary for deposit into the Title XI Reserve Fund or (2) a net sum greater than the cost (including accrued interest paid) of the Eligible Investments so sold or paid, the Secretary shall promptly pay the excess to the Assuming Shipowner. The Assuming Shipowner expressly acknowledges and agrees that monies deposited in the Title XI Reserve Fund pursuant to this Agreement may suffer a loss if liquidated prior to the maturity of the Eligible Investment.

(d) So long as the Assuming Shipowner is not in Default and subject to the provisions of Subsection 2(c) hereof, the Secretary shall pay the Assuming Shipowner any interest paid on monies or Eligible Investments (less an amount equal to accrued interest paid upon purchase) when such interest is credited to the Title XI Reserve Fund, but no less frequently than quarterly.

(e) Any Eligible Investments credited to the Title XI Reserve Fund shall be registered in the name of the Secretary, indorsed to the Secretary, and in no case shall any Eligible Investment credited to the Title XI Reserve Fund be registered in the name of the Assuming Shipowner, be payable to the order of the Assuming Shipowner, or specially indorsed to the Assuming Shipowner.

(f) All taxes, if any, applicable to the acquisition or sale of Eligible Investments under this Section shall be paid by the Assuming Shipowner from its separate funds.

SECTION 3. Secretary’s Security Interest in Funds. All monies, Eligible Investments and proceeds thereof currently on deposit or hereafter deposited in, or credited to, the Title XI Reserve Fund and held by the Treasury, shall constitute and be held solely and exclusively for the benefit of the Secretary as security for the payment and performance by the Assuming Shipowner of the Secretary’s Note and the undertakings in the Security Agreement. By its signature below, the Assuming Shipowner hereby acknowledges the Secretary’s security interest under this Agreement.

SECTION 4. Notices. All notices or other communications may be made or delivered in person, or by nationally recognized courier service, or by fax with hard copy to follow, or by electronic mail, addressed to the particular parties as provided below, or to such other address as such parties may hereafter specify in a written notice to the other parties hereto, and all notices or other communications shall be in writing so addressed, and shall be effective upon receipt by the addressee thereof:

The Secretary as:

SECRETARY OF TRANSPORTATION

c/o Maritime Administrator

Maritime Administration

400 Seventh Street, S.W.

Washington, D.C. 20590

Attention: Michael Bouril

Fax: 202-366-7901

E-mail: michael.bouril@dot.gov

The Assuming Shipowner as:	AQ BOAT, LLC c/o Ambassadors Cruise Group LLC 1071 Camelback Street Newport Beach, California 92660 Attn: Brian R. Schaefgen Fax: 949-759-5970 E-mail: brian.schaefgen@ambassadors.com

with copy to:	Blank Rome LLP 600 New Hampshire Avenue, NW #1200 Washington, DC 20037 Attn: James B. Ellis II Fax: 202-944-3068 E-mail: ellis-j@blankrome.com

SECTION 5. Amendments and Supplements. No Agreement shall be effective to change or modify, supplement, amend or discharge in whole or in part this Depository Agreement, unless such agreement is in writing, signed by the Parties. This Depository Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

SECTION 6. Reserved.

SECTION 7. Definitions. For all purposes of this Depository Agreement, unless otherwise expressly provided or unless the context otherwise requires, all capitalized terms shall have the meaning given by Schedule X to the Security Agreement.

SECTION 8. Governing Law. This Depository Agreement and the rights and obligations of the parties hereto, shall be governed by and construed in accordance with the federal laws of the United States of America, but if they are inapplicable then in accordance with the laws of the District of Columbia.

SECTION 9. Acknowledgement. This Depository Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and shall supersede all prior agreements. The Assuming Shipowner is not assuming, and shall have no obligations with respect to, the Original Shipowner Depository Agreement and the Second Shipowner Depository Agreement, both of which shall be of no further force and effect.

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IN WITNESS WHEREOF, this Depository Agreement has been executed by the parties hereto as of the day and year first above written.

AQ BOAT, LLC

By:	/s/ Brian R. Schaefgen
Brian R. Schaefgen
Chief Financial Officer

Attest:

By:	/s/ Laura Tuthill
	Name:	Laura Tuthill
Title:

UNITED STATES OF AMERICA SECRETARY OF TRANSPORTATION

MARITIME ADMINISTRATOR

By:	/s/ Joel C. Richard
Secretary
Maritime Administration

Attest:

/s/ Sarah J. Washington
Assistant Secretary
Maritime Administration